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                                   EXHIBIT 21

                                  SUBSIDIARIES

                 Name                         Operating Name                       Ownership %       State of Incorporation
                 ----                         --------------                       -----------       ----------------------
West Bank                                       West Bank                             100%                 Iowa

WB Capital Management Inc.                      VMF Capital                           100%                 Iowa

West Bancorporation Capital Trust I      West Bancorporation Capital Trust I          100%               Delaware

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